UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Senator/Cannae’s Proposal Significantly Undervalues CoreLogic and Does Not Merit Board Representation Record 2020 financial results and strong momentum into 2021 and 2022 merit valuation significantly above $66/share Senator/Cannae proposal is at a discount to our pre-COVID and pre- proposal trading multiples – without a takeover premium CoreLogic’s Board, comprised of directors with substantial M&A and industry expertise, remains open to all paths to maximizing shareholder value

Safe Harbor/Forward Looking Statements

Certain statements made in this presentation are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to CoreLogic, Inc.'s ("CoreLogic", the "Company" or "us") expected financial results, including in the second half of fiscal year 2020 and fiscal years 2021 and 2022; overall mortgage market volumes; market opportunities; stockholder value creation, repurchases of our shares, our strategic plans or growth strategy, and the near and long-term consequences of the unsolicited proposal we received from Senator Investment Group, LP ("Senator") and Cannae Holdings, Inc. ("Cannae") on June 26, 2020 (the "Unsolicited Proposal"). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward- looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This presentation contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with their most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures for historical periods to the most directly comparable GAAP financial measures is included in this presentation. CoreLogic believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 25% for 2019 and 26% for 2020, 2021 and 2022. FCF is defined as net cash provided by continuing operating activities, less capital expenditures for purchases of property and equipment, capitalized data, and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. Because the non-GAAP measures for future periods included herein are forward-looking, CoreLogic is not able to provide a reconciliation, without unreasonable efforts, of such forward-looking guidance to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.

1

TEN YEARS CoreLogic

Our Board Is Laser-Focused on Shareholder Value Creation – The Senator/Cannae Proposal is Clearly Not Compelling

- **$66 is inadequate by any measure**
  - Our pre-COVID and pre-proposal multiples, as applied to our 2020 Adjusted EBITDA, imply a value well above this proposal without a takeover premium
  - Research analysts have a median price target of $72, reaching as high as $80 (and these price targets have been increasing)
  - We have increased 2020 revenue guidance by ~$225mm[1] and 2020 adjusted EBITDA guidance by ~$110mm[1] since the hostile proposal
  - Our transformation positions us for a multiple re-rating, as has been increasingly recognized by research analysts and provides further potential value upside
- **Our performance is strong, our revenues are recurring and diversified, and our trajectory is upward**
  - We have delivered record revenues, record EBITDA and record cash flow in 2020
  - We project 2021 and 2022 to be even better, with ~95% recurring revenue and 60%+ of 2021 growth already secured by contract wins
  - The notion of a premium to "normalized EBITDA" does not reflect CoreLogic's new normal – more revenue, more cash flow, higher margins, rapidly expanding insurance and international revenues and more value for shareholders
  - Cannae, through its position at the center of the industry, was positioned to see that our investments were bearing fruit and we were poised for tremendous value upside; we believe this is why they launched an aggressive, opportunistic bid
- **CoreLogic's Board has tens of billions of dollars of M&A experience, substantial industry expertise and is focused on maximizing value for our shareholders**
  - Senator/Cannae's slate, which has been nominated to implement the lowball proposal, has multiple connections to Senator's Quentin Koffey and Cannae's Bill Foley, questionable M&A track records and no relevant industry expertise

Senator/Cannae's proposal significantly undervalues CoreLogic and does not merit Board representation

1. Based on midpoint of guidance ranges

2

TEN YEARS CoreLogic®

Any Way You Look At It, $66 Undervalues CoreLogic

Senator/Cannae's proposal is well below the median price target of $72 and does not compensate shareholders for CoreLogic's sustainable financial momentum or the valuation multiple re-rating we expect to result

($ in millions)

	2020 Adjusted EBITDA Guidance	2020 Adjusted EBITDA Multiple	Implied Share Price
Discount To Historical Trading Multiples And No Takeover Premium	$615 - $630	~11.3x *Pre-COVID and pre-proposal Trading Multiple*[1]	~$69 - ~$71
Announcement Multiple Implies Higher Share Price	$615 - $630	~13.4x *Implied Multiple*[2] *of Hostile Proposal*	~$85 - ~$87
Ignores Significant Upside From Multiple Expansion	$615 - $630	~15.5x *Lowest Info Services Trading Multiple*[3]	~$101 - ~$104

Source: FactSet (10/22/2020), Company filings

1. Trading multiple based on 2/20/2020 closing price of $51.50 and midpoint of 2020 guidance issued on 2/19/2020; trading multiple based on midpoint of 2020 guidance at the time immediately prior to the launch of the hostile proposal
2. Multiple implied by Senator/Cannae's initial $65/share proposal and 2020E Management guidance midpoint adjusted EBITDA (~$513m) at the time immediately prior to the launch of the hostile proposal
3. Peer group consists of CoStar, Dun & Bradstreet, Equifax, Experian, Fair Isaac, IHS Markit, RELX, Thomson Reuters, TransUnion, Verisk and Wolters Kluwer; lowest multiple of 15.5x based on Wolters Kluwer; see page 15 for additional details

3

TEN YEARS CoreLogic®

Even Sell-Side Price Targets Are Well Above $66 CoreLogic has raised its 2020 adjusted EBITDA guidance by $110 million, an increase of more than 20%, since Senator/Cannae made their unsolicited proposal $ 80 Analyst price targets $ 72 have increased to a $ 70 median of $72 and go up to $80 Senator / $ 67 Cannae’s $66 $65 Proposal

The Proposal Is Increasingly Disconnected From Reality… 3 straight quarters of outperformance, 2020 guidance increases of roughly $225mm for revenue and roughly $110mm for adjusted EBITDA and clear line-of-sight into 2021 growth Before Senator / Current Change(1) ($ in millions) Cannae Proposal 2020E Revenue Guidance $1,690 $1,730 $1,920 $1,945 +13% 2020E Adjusted EBITDA Guidance $500 $525 $615 $630 +21% 2020E Adjusted EBITDA Margin 30% 36%(2) + 600 bps Guidance 2021E Adjusted EBITDA Consensus(3) $508 $613(4) +21% No wonder Senator/Cannae urgently want to buy the Company at $66! Source: FactSet, Wall Street Research, Company filings 1. Based on midpoint of guidance ranges where applicable 5 2. Reflects previous guidance issued on September 22, 2020, adjusted to exclude discontinued operations 3. Based on estimates from Baird, Barclays, Compass Point, Deutsche Bank, KBW, Stephens, Truist, Wells Fargo, Wolfe and Zelman 4. Reflects previous guidance issued on September 22, 2020

.And CoreLogicDelivers on its Commitments We have met or beat our adjusted EBITDA guidance range in all 13 quarters since we began issuing quarterly guidance

Our Performance Has Already Demonstrated The Inadequacy Of Senator/Cannae’s Proposal

Our Data and Digital Platforms Help Millions of People Find, Buy and Protect Homes Every Year Our solutions power major housing finance and insurance companies globally Revenue mix 55% housing finance and 45% non-mortgage; 95%+ recurring Unique scale and reach with significant addressable TAM for upside as evidenced by our insurance, international and other non-mortgage growth 7

Our Strategy and Investments Drive Valuation Upside for 2021 and Beyond Increasing Non-Mortgage Revenue Mix Stable Revenue Base (1) 50% (1) 95% 45% Single 40% with Reduced Cyclicality Digits 35% Recurring Revenue 2011 2018 Today 2021E 2022E Consistent Track Record of Growth Visibility Into Mid to High-Single FY 2011 – FY 2020E Digit Organic Revenue Growth Sustainable 6% Revenue CAGR(2) New Business Wins Growth 11% Adjusted EBITDA CAGR(2) Share Gains 22% Adjusted EPS CAGR(2) New Products and Solutions Expanding 1,000+ bps 40 bps Adjusted EBITDA Of margin expansion Additional annual margin Margins since 2011 expansion expected $2bn+ $1bn 50% 55-65% Strong of capital returned from repurchase plan dividend increase in free cash flow Capital Return 2011 through the announced in Q2 2020 conversion over end of 2020(3) Q2 2020 the last five years 8 1. Reflects elimination of discontinued operations 2. From FY 2011 – FY 2020E; based on midpoint of FY 2020 guidance; does not reflect impact of announced divestitures or $1bn share repurchase program 3. Includes $500mm planned share repurchases during 2H 2020

$66 Offers No Compensation For Our Ongoing Value Creation ? Demonstrably accelerating growth with strength in our non-mortgage business Clear line of sight to deliver 2021 guidance ? Macro trends provide multi-year tailwind to our business ? Highly recurring revenue increases visibility and reduces cyclicality ? Significant return of capital, with more to come 9

? Demonstrably Accelerating Growth With Strength In Our Non-Mortgage Business Year-to-date organic growth of 5.5%, consistent with 2021 forecasted growth rate Broad-based market share gains secured across mortgage and non-mortgage Expanded client solutions and new product revenue growth in mortgage and real estate Strategic “mega” wins(2) in insurance & spatial and tax payment processing Contributed over 30% of Q3 organic growth Revenue from new contracted wins will significantly ramp up in 2021 Liberty Mutual win serves as a catalyst to significantly grow our insurance footprint YoY Revenue Growth (Cont. Ops)(1) We forecast 5% organic growth in 2021 and 2022 10 1. Total growth rates are pro forma for previously announced AMC transformation program, exit of non-core default technology operations, and impact of COVID-19 2. We define “Mega” wins as contracts in excess of one year in duration and greater than $10 million in total revenue

Clear Line Of Sight To Deliver 2021 Guidance ($ in millions) 3% 5% Overall /Organic Growth Growth $1,585 -$1,630 $1,550 -$1,575 2020 Revenue Expected U.S. Mortgage Organic 2021 Revenue Guidance COVID Recovery Market Growth Guidance 11

❸ Macro Trends Provide Multi-Year Tailwind To Our Business

Mortgage Rates Are at Historic Lows...



30-yr Fixed-Rate Mortgage[1]
(~120 bps)
6%
4%
2%
0%
4.0%
2.8%
Dec-17
Jul-18
Feb-19
Sep-19
Apr-20
Oct-20

...And Will Likely Remain That Way Through 2023 With The Fed On Hold...



Fed Funds Rate Projections (%)[2]
0.2
0.1
0.0
0.1%
Jan-20
Jan-21
Jan-22
Jan-23

...and Even One of Bill Foley's Companies Estimates That There Are a Historically High Number of Mortgage Refinancing Candidates That Should Provide Years of Demand

Black Knight Forecast of Refinance Candidates (millions)[3]



20
16
12
8
4
0
Sep-19
Nov-19
Dec-19
Feb-20
Mar-20
May-20
Jul-20
Aug-20

*"While the housing market undoubtedly has felt the effects of COVID-19, **we are encouraged by recent homebuyer demand as well as mortgage rates that should remain at record lows for the foreseeable future**"*

- Sam Khater, Chief Economist, Freddie Mac (Jun 2020)[4]

*"There are still nearly **18 million homeowners** with good credit and at least 20% equity who stand to **cut at least 0.75% off their current first lien rate by refinancing**"*

- Ben Graboske, Black Knight Data & Analytics President (Sep 2020)[4]

1. Freddie Mac (10/15/20)
2. Based on most recent Federal Open Market Committee meeting (9/17)
3. Black Knight Mortgage Monitor (July 2020)
4. Permission to use quotes neither sought nor obtained

12

TEN YEARS CoreLogic®

? Highly Recurring Revenue Increases Visibility and Reduces Cyclicality 13 1. Reflects divestiture of reseller businesses

5 Significant Return of Capital, With More To Come 14 1. Assumes $44m of completed share repurchases and dividends in 1H 2020 and $ 551m of forecasted share repurchases ( $ 500m) and dividends ( $ 51m) in H2 2020 2. Assumes $300m of forecasted share repurchases and $ 93m of dividends in 2021 3. Assumes $200m of forecasted share repurchases and $ 89m of dividends in 2022

CoreLogic’s Transformation Has Positioned Us For A Multiple Re-Rating

Our Transformation Into A Leading Info Services Provider Warrants A Multiple Re-Rating...

We Meet The Criteria of a Leading Info Services Provider

Leadership Position in a Large and Growing Market	#1 property data provider to a ~$34 trillion market[1]. Long-term customer relationships with exceptionally high renewal rates
Scale Economies and Resilient Business Model	36%[5] adjusted EBITDA margin for continuing ops with visibility into continued margin expansion
Recurring and Growing Revenue	Mid to upper single-digit growth with ~95% recurring revenue and approaching ~50% non-mortgage

Our Financial Profile Already Meets or Exceeds Info Services Median

2019A – 2022E Revenue CAGR



CoreLogic Cont. Ops:(2) 7%
Info Svcs Median: 5%
13% 7% 7% 6% 5% 5% 3% 3% 2% 2% 2%
CSGP (3)
EFX
FICO (4)
VRSK
TRU
EXPN
TRI
INFO (4)
DNB
REL
WKL

2020E Adjusted EBITDA Margin



CoreLogic Cont. Ops:(5) 36%
Info Svcs Median: 34%
49% 43% 42% 39% 35% 34% 34% 34% 32% 32% 30%
VRSK
INFO
DNB
TRU
EFX
EXPN
FICO
REL
TRI
CSGP
WKL

TEV/2020E Adjusted EBITDA Multiple



CoreLogic:(6) 11.0x
Info Svcs Median: 22.1x
54.5x 32.3x 25.0x 22.8x 22.6x 22.1x 20.7x 19.1x 15.9x 15.7x 15.5x
CSGP FICO VRSK TRI DNB EXPN INFO TRU EFX REL WKL

Source: FactSet (10/22/2020), Company filings

Note: CSGP = CoStar, DNB = Dun & Bradstreet, EFX = Equifax, EXPN = Experian, FICO = Fair Isaac, INFO = IHS Markit, REL = RELX, TRI = Thomson Reuters, TRU = TransUnion, VRSK = Verisk, WKL = Wolters Kluwer

1. Zillow estimate for the 2019 total U.S. housing market
2. 2019A includes a ~$70m adjustment related to the completion of the AMC transformation program and exit of non-core default technology operations; 2022E reflects the midpoint of Management guidance, including discontinued operations
3. Pro forma for acquisitions of STR and Ten-X Commercial
4. Reflects fiscal year 2019A – 2022E revenue CAGR. All other metrics reflect calendar year-end financials
5. Reflects 2020E continuing operations adjusted EBITDA margin based on the midpoint of Management guidance
6. Adjusted EBITDA based on the midpoint of 2020E Management guidance including discontinued operations

15

TEN YEARS CoreLogic

.Implying A Value Significantly Above Senator/Cannae’s Proposal… The $66 proposal is a discount to our recent historical trading multiple, even a modest re-rating significantly widens the gap and creates substantial value Source: FactSet (10/22/2020), Company filings 1. Based on 2020E Management guidance midpoint adjusted EBITDA ($623m) including discontinued operations 2. Multiple implied by Senator/Cannae’s initial $65/share proposal and 2020E Management guidance midpoint adjusted EBITDA ( $513 m) at the time immediately prior to the launch of the hostile proposal Trading multiple based on 2/20/2020 closing price of $51.50 and midpoint of 2020 guidance issued on 2/19/2020; trading multiple based on midpoint of 2020 guidance at the time immediately prior to the launch of the hostile proposal Lowest multiple of 15.5x based on Wolters Kluwer; see page 15 for additional details

…Which Is Validated By Sell-Side Analysts

Analyst	Commentary
TRUIST HH *Price Target: $80*	*"We reiterate our Buy and $80PT (12.2x C22E EBITDA). It is our view* ***CoreLogic is executing better than in recent memory, driving share gains, better organic rev growth and EBITDA % expansion****. We accordingly see* ***multiple expansion****, as reflected in our PT."* *"We argue the sum of:* ***1) faster organic rev growth; 2) more defensible strategic position; 3) share gains; 4) modest pricing power; 5) robust op leverage and FCF; and 6) capital return*** *argue for at-least-modest multiple expansion."* ***"We think the co's 5% C21 organic rev growth outlook could be conservative."*** -OCTOBER 23, 2020[1]
WOLFE RESEARCH *Price Target: $77*	*"Following CLGX's raised guide and presentation related to stronger market trends we raise our estimates slightly but maintain our valuation in the* ***12-13x EBITDA range****. After speaking with management we came away incrementally constructive on* ***1) near-term flow-through opportunity from elevated refi levels, 2) potential for incremental traction in the Insurance segment following a first-of-its kind signing with a major client, and 3) margin expansion related to a higher quality revenue mix and productivity measures."*** -SEPTEMBER 23, 2020[1]
BARCLAYS *Price Target: $73*	*"If CLGX is able to meet the high end of its 2021 revenue/EBITDA guidance,* ***the stock could trade at a 1x premium to our 12x base case multiple and trade to $89/share."*** -OCTOBER 9, 2020[1]
COMPASS POINT RESEARCH & TRADING, LLC *Price Target: $70*	*"All together,* ***we view the 2021 guidance as achievable*** *given the backlog of announced client wins and our expectation for continued elevated refinance volume supporting UWS and operating leverage."* -OCTOBER 23, 2020[1]
Stephens *Price Target: $69*	*"Even if the bid comes up empty,* ***we do believe that CLGX will be better off as a company when the dust settles no matter the outcome as management has already put into motion several value creation drivers*** *(strategy in place/tied to multiyear financial targets, cleaning up the core with necessary divestitures, turbo-charging innovation, more generous capital returns, etc.) all of which should have positive and lasting LT effects."* -JULY 24, 2020[1]
Dowling & Partners *Price Target: $76[2]*	*"CoreLogic posted strong Q3 results and the macro backdrop and new contract wins support* ***positive momentum into year-end and 2021.*** *In addition,* ***the exiting of the credit business does remove market-related volatility*** *from the company and has improved our forecast closer to the company's adjusted guidance despite having a more cautious view of the origination outlook.* ***Exiting of credit, a mid-teen margin business, also improves the financial profile of CLGX, which does warrant multiple reconsideration*** *(higher multiple on lower EBITDA base). Taking this all into consideration, we have increased our EV/EBITDA* ***multiple assessment for the company into the 13.0x – 14.0x range from ~12x and are estimating forward fair value in the mid-$70s."*** -OCTOBER 23, 2020[1]

1. Permission to use quotes neither sought nor obtained
2. Dowling & Partners does not provide a price target but notes the midpoint of their 12-month forward fair value of the stock is ~$76 per share in its most recent research report

17

TEN YEARS CoreLogic®

We Have Assembled A Fit-For-Purpose Board To Oversee Our Continued Execution And Evaluate All Pathways To Value

Our Board Has Substantial Experience in Assessing and Delivering Shareholder Value… 18

…And the Right Experience & Expertise to Guide Our Strategy Public Company Insurance/ Director Financial/M&A Private Equity/ Investing CEO/CFO/COO Real Estate/ Technology Paul F. Folino P P P Frank D. Martell P P P P J. David Chatham P P P Douglas C. Curling P P P P John C. Dorman P P P P Claudia Fan Munce P P P Thomas C. O’Brien P P P Pamela H. Patenaude P Vikrant Raina P P P J. Michael Shepherd P P Jaynie Miller Studenmund P P P David F. Walker P P 7 of 12 Directors 12 of 12 Directors 9 of 12 Directors 7 of 12 Directors 19

Our Board Plays A Critical Role In Oversight Shareholder-Friendly Governance… Independent Chairman Annually-elected directors Shareholders may act by written consent Shareholders can call special meetings Opted out of Section 203 of Delaware General Corporation Law Majority voting standard Compensation correlated with performance – CEO pay was 0.87x the peer median Short-term shareholder rights plan With Effective Oversight Robust, independent oversight – 11 of 12 directors are independent Committed to thoughtful refreshment, including four new independent directors added in past three years Fully independent Audit, Compensation and Nominating and Corporate Governance Committees The Board regularly holds executive sessions without management team members present CoreLogic Board is held responsible for overseeing key business risks and regulating management processes Directors regularly achieve 98%+ support from shareholders for election 20

Our Board Is Independent, Engaged And Highly Qualified Paul F. Folino (C) Former Chairman & CEO, Emulex Significant expertise in information technology and intellectual property Strong executive background Extensive public company director experience John C. Dorman Former Chairman & CEO, Digital Insight Valuable insights on operational, technology and growth strategies, the financial innovation space and board logistics as prior CEO of a technology service provider during rapid growth and expansion Vikrant Raina CEO & Managing Partner, BV Investment Partners Experience in identifying, acquiring and selling emerging technologies and helping firms advance growth Knowledge of technology and data services, business services, risk management and investment strategies 21

We Have Provided Substantial Transparency And Have Engaged Appropriately The Board promptly and thoroughly reviewed the proposal with the assistance of its independent advisors Members of our Board and management met with Senator/Cannae to understand their position on CoreLogic and whether we could address the value and certainty issues with the proposal We have provided all the information we believe a bidder would require to make a compelling proposal, including detailed three-year projections Senator/Cannae continue to request additional diligence on sensitive competitive data, without making a compelling proposal based on the extensive information we have already provided At their request, we discussed the value drivers behind our numbers that we have publicly disclosed We also asked them questions about their proposal and requested that they tell us about their committed sources of equity, which they refused to provide Senator/Cannae, on the other hand, never engaged with CoreLogic about a potential transaction before launching their hostile proposal We proactively scheduled this Special Meeting, without requiring Senator/Cannae to run a consent solicitation, so that all CoreLogic shareholders could weigh in on Senator/Cannae’s proposal to replace the Board Agreeing to begin due diligence at $66 per share would signal to Senator/Cannae and other potential bidders that this is a reasonable proposal when, based on all objective indicators, it is woefully inadequate Senator/Cannae’s only response to our substantial transparency, engagement and significant outperformance was a $1/share increase to a woefully inadequate proposal 22

Senator/Cannae’s Nominees Have Questionable Track Records That Would Put Shareholder Value At Risk

We Believe Senator/Cannae Have Nominated Conflicted Candidates To Pursue Their Undervalued Proposal If you were constructing a Board, would you select individuals with the backgrounds and track records of Senator/Cannae’s slate? Previous professional histories of working with the same individuals who are simultaneously trying to acquire the Company No relevant industry experience Limited experience serving on public company boards with the size and scale of CoreLogic Involved with companies subject to serious investigations and litigation on issues ranging from manipulative marketing tactics, deceptive disclosures, and poorly-executed M&A to breach of fiduciary duty, amongst others Why would you give Board representation to parties who support a $66 bid, which is below the current share price of $68.50 and materially below the median analyst price target of $72? It is in Senator/Cannae’s interest to buy the Company at the lowest possible price – which they must expect would become much easier to achieve if they can negotiate with their hand-picked directors In constructing our Board, we have selected individuals with the right expertise to lead a company in our sector and a demonstrable track record of long-term value creation for shareholders Apply a diverse skillset including in public executive leadership, insurance, real estate, technology, finance, M&A, private equity and investing Have overseen the transformation of our business into one with a stable revenue base with reduced cyclicality, mid-to-high single digit revenue growth, 36%(1) margins and strong capital returns Have already engaged with Senator/Cannae and rejected their attempt to take value that belongs to CoreLogic shareholders through a sale of the Company at a price that the Board determined substantially undervalues the Company Source: FactSet (10/22/2020) 1. Reflects previous guidance issued on September 22, 2020, adjusted to exclude discontinued operations

Senator/Cannae’s Nominees Lack The Requisite Experience And Expertise To Serve On Our Board Involved in a significant post-acquisition write- down following Cypress’ acquisition of Spansion in 2014 Winship ? Appointed to Bunge’s Board in connection to an activist campaign from D.E. Shaw, when Senator’s Quentin Koffey served as Head 24 of Activism No apparent financial services, management or operating experience Served as a director at RLJ Entertainment, where Senator was an investor prior to its IPO in 2012 Connection to Cary Thompson, director of FNF and banker to Foley network companies

Conclusion

Our Board Is Laser-Focused on Shareholder Value Creation –And Is Open To Considering All Opportunities To Maximize Shareholder Value The current Board is CoreLogic shareholders’ best option for maximizing value Our Board has been singularly focused on creating value – as a standalone company and to potential bidders – by transforming CoreLogic into a leading information services company That transformation has already delivered: A stable revenue base with reduced cyclicality, projected mid-to-high single digit revenue growth, projected 36%(1) margins and strong capital returns Record projected financial results in 2020, with clear line-of-sight to achieving 2021 growth forecasts A consensus price target meaningfully higher than the Senator/Cannae proposal We would consider a proposal from Senator/Cannae – or any bidder – at a compelling starting point CoreLogic maintains no ongoing antitakeover defenses A short-term shareholder rights plan was adopted after Senator/Cannae’s proposal, to slow the process until all shareholders could assess their proposal following their stealth accumulation The Board immediately retained advisors to evaluate the Senator/Cannae proposal Despite finding the proposal inadequate, we quickly engaged with Senator/Cannae, and published our long-term projections to enable them to improve their proposal Because the “Foley Network”(2) contains close competitors of CoreLogic, we prudently refrained from granting sensitive diligence unless and until a compelling starting point for negotiations had been offered We proactively called a Special Meeting to allow our shareholders to voice their views on Senator/Cannae’s proposal Our Board is open to all paths to maximize value, including the sale of the company if appropriate Our Board has extensive transaction experience, and is unusually well-qualified to evaluate this or any other transaction We remain open to all alternatives to create value and engage regularly with interested parties Not every proposal warrants running an auction – particularly when, as here, opening an auction would: Have the perverse effect of validating a proposal we have already determined substantially undervalues the Company Create the additional risks of losing key employees and distracting management from execution on a compelling transformation strategy 1. Reflects previous guidance issued on September 22, 2020, adjusted to exclude discontinued operations 2. The “Foley Network” is comprised of numerous public companies, SPACs and private investment firms where Foley exerts significant influence, including Black Knight, Cannae, Dun & Bradstreet, FNF and Trasimene Capital, among many others

Our Board Is Laser-Focused on Shareholder Value Creation –The Senator/Cannae Proposal is Clearly Not Compelling $66 is inadequate by any measure Our pre-COVID and pre-proposal multiples, as applied to our 2020 Adjusted EBITDA, imply a value well above this proposal without a takeover premium Research analysts have a median price target of $72, reaching as high as $80 (and these price targets have been increasing) We have increased 2020 revenue guidance by $225mm(1) and 2020 adjusted EBITDA guidance by $110mm(1) since the hostile proposal Our transformation positions us for a multiple re-rating, as has been increasingly recognized by research analysts and provides further potential value upside Our performance is strong, our revenues are recurring and diversified, and our trajectory is upward We have delivered record revenues, record EBITDA and record cash flow in 2020 We project 2021 and 2022 to be even better, with 95% recurring revenue and 60%+ of 2021 growth already secured by contract wins The notion of a premium to “normalized EBITDA” does not reflect CoreLogic’s new normal – more revenue, more cash flow, higher margins, rapidly expanding insurance and international revenues and more value for shareholders Cannae, through its position at the center of the industry, was positioned to see that our investments were bearing fruit and we were poised for tremendous value upside; we believe this is why they launched an aggressive, opportunistic bid CoreLogic’s Board has tens of billions of dollars of M&A experience, substantial industry expertise and is focused on maximizing value for our shareholders Senator/Cannae’s slate, which has been nominated to implement the lowball proposal, has multiple connections to Senator’s Quentin Koffey and Cannae’s Bill Foley, questionable M&A track records and no relevant industry expertise Senator/Cannae’s proposal significantly undervalues CoreLogicand does not merit Board representation Vote AGAINST The Senator/Cannae Proposals at the November 17th Special Meeting 26 1. Based on midpoint of guidance ranges

Appendix

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value

Senator/Cannae's torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogic shareholders

Senator/Cannae Continue To Make Erroneous Claims...	...While In Fact:
Claim their $66 per share proposal is compelling *"We Have Made a Compelling Proposal"* *— Senator/Cannae Presentation (10/21)*	✓ At our pre-COVID and pre-proposal multiple of 11.3x[1], the implied trading price based on our current guidance would be ~$70, with **no takeover premium** ✓ The implied multiple of their original proposal, ~13.4x[2], now implies a price of ~$86 ✓ The current median research analyst price target is $72, significantly above their proposal (and has been trending upward) ✓ Their presentation conspicuously excludes any research analyst comments since July – likely because price targets have been trending sharply upward and commentary widely cites to our potential for multiple expansion ✓ Since the June proposal, we have announced a $1bn share repurchase, increased our dividend by 50%, and increased our adjusted EBITDA guidance by ~$110mm[3] – which translates into $15/share of additional value at the 11.3x multiple and $18/share at the 13.4x multiple
Ascribe no value to our recent performance *"The current surge in mortgage origination volumes reflected in second and third quarter results does not impact our assessment of value"* *— Senator/Cannae Letter to CoreLogic Board (9/14)*	**Our recent momentum is sustainable and real:** ✓ We have increased our non-mortgage business mix to ~45%[4] and expect to reach 50%[4] by 2022 ✓ ~95% of our revenues are recurring with 55% fixed recurring ✓ Recent business wins in non-mortgage segments (e.g. Liberty) provide significant visibility to the sustainability of our strong performance ✓ Perhaps Senator/Cannae meant to say that our revenue and earnings outperformance and avalanche of cash flow won't change their low ball offer – because it's not credible to say that it doesn't impact value (especially when research analyst price targets are trending sharply upward)

1. Trading multiple based on 2/20/2020 closing price of $51.50 and midpoint of 2020 guidance issued on 2/19/2020; trading multiple based on midpoint of 2020 guidance at the time immediately prior to the launch of the hostile proposal
2. Multiple implied by Senator/Cannae's initial $65/share proposal and 2020E Management guidance midpoint adjusted EBITDA (~$513m) at the time immediately prior to the launch of the hostile proposal
3. Based on midpoint of guidance ranges
4. Reflects elimination of discontinued operations

27

TEN YEARS CoreLogic

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value (Cont'd)

Senator/Cannae's torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogic shareholders

Senator/Cannae Continue To Make Erroneous Claims...	...While In Fact:
Claim that we should be valued based on a "normalized" mortgage market of $1.75tn *"Any Valuation of Corelogic Should Normalize For Mortgage Volumes"* *— Senator/Cannae Presentation (10/21)*	✓ This made-up approach is fundamentally flawed and deserves no consideration • No research analysts use this approach • Their definition of what is "normal" is wrong – 2019 and 2020 are both well above this range. Even the MBA, the most conservative forecaster and the firm cited elsewhere by Senator/Cannae, has forecasted volumes of $2.13 trillion or higher for 2021, 2022 and 2023 • Senator/Cannae's analysis fails to take into account any annual home price appreciation changes. For example, $1.5 trillion in 2011 would be more equivalent to approximately $2.2 trillion in 2020 with annual price appreciation of 4% to 5% ✓ This made-up analysis permeates their entire case on value, resulting in an arbitrary haircut of 25% on our 2020 value and 33% in 2021 ✓ Moreover, despite research analysts observing that our 2021 revenue projections may be conservative, Senator/Cannae applied a second arbitrary haircut – eliminating 10% of our 2021 EBITDA ✓ The collective impact of these arbitrary and, we believe, baseless adjustments was a $193 million reduction in 2021 Adjusted EBITDA – applying our pre-COVID and pre-proposal ~11.3x multiple, a reduction of $2.18 billion of value

28

TEN YEARS CoreLogic®

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value (Cont'd)

Senator/Cannae's torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogic shareholders

Senator/Cannae Continue To Make Erroneous Claims...	...While In Fact:
Claim that we have not shown growth *"CoreLogic Has Never Grown"* *— Senator/Cannae Presentation (10/21)*	✓ During the last four quarters, we have grown 15%, 13%, 14% and 23% on a continuing ops basis with an average of 5% organic growth ✓ Our growth numbers are trending upwards – during Q3 2020, we achieved 23% YoY total revenue growth and 8% organic growth on a continuing ops basis ✓ Our 5% organic growth forecast in 2020 and 2021 is underpinned by high recurring revenue and 60% of our 2021 growth guidance "in the bag" from contracted new business wins ✓ We achieved ~5% revenue growth (CAGR) from 2011 to 2019, before our record 2020
Claim that we have not hit our margin target *"Has Not Actually Achieved" 30% EBITDA Margin* *— Senator/Cannae Presentation (10/21)*	✓ We achieved 30% adjusted EBITDA margin in Q3 2019, ahead of schedule, and have continued to grow margins throughout 2020, with 40% in Q3 ✓ For FY 2020, expect 36% adjusted EBITDA margin for continuing operations, and to see continued margin expansion of ~40bps per year going forward

29

TEN YEARS CoreLogic®

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value (Cont'd)

Senator/Cannae's torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogic shareholders

Senator/Cannae Continue To Make Erroneous Claims...	...While In Fact:
Claim our forecasts are overly optimistic *"After years of poor organic growth, today's multi-year forecast implies wildly optimistic assumptions including mortgage originations well above consensus industry projections."* *— Senator/Cannae Press Release (7/7)*	**Since they made their ill-informed claim:** ✓ We beat Q2 and Q3 revenue and EBITDA guidance handily ✓ We raised 2020 and 2021 guidance – and are on track to meet or beat it ✓ Industry participants revised mortgage volume projections substantially higher, including MBA (cherry-picked by Senator/Cannae because it's the prognosticator that had the lowest forecasts at the time and has, as a result, been the most wrong about the trend) which has since increased its 2020 forecast by $524bn, its 2021 forecast by $404bn, and its 2022 forecast by $239bn. Remarkably, a few days after Senator/Cannae filed their October presentation, MBA published 2023 forecasts of over $2tn ✓ We have guided to 5% organic growth in 2021 and 2022 in a down mortgage market, with new business wins securing 60%+ of 2021 growth guidance ***"We think the co's 5% C21 organic rev growth outlook could be conservative"*** — TRUIST *(Oct 2020)*
Claim that we have "underperformed" *"CoreLogic Wants an 'Information Services Peer' Multiple...But Has Not Come Close to Their Multiple, Growth, or TSR."* *— Senator/Cannae Presentation (10/21)*	✓ Senator/Cannae are playing games with respect to peer selection • They include Moody's and S&P in their peer set, which are rating agencies and not remotely comparable to our business • Their comp set includes many information services companies with well under 50% mortgage exposure over time periods during which we had well over 50% mortgage exposure[1] • But elsewhere in their presentation they argue that we should not be compared to these same info services companies, and hope the reader doesn't notice their inconsistent approach ✓ Over the last two years, we have outperformed the more accurately selected peer set of information services companies with similar mortgage exposure[1] by 8% (for the period ending before the launch of the hostile bid) ✓ We have outperformed the full information services peer set over the last 18 months, using a more accurate end point date of 6/25[2],[3] ✓ Revenue growth and adjusted EBITDA margin are above info services peer median[3]

1. Mortgage exposed peers include: Zillow, Mr. Cooper Group, Black Knight, Fidelity National Financial, RealPage, First American, PennyMac Financial, Radian Group, Realogy, MGIC Investment Corp, Altisource, Equifax, FICO and Transunion
2. CoreLogic TSR of 66% vs. info services peer average TSR of 63%
3. Info services peers include: CoStar, Equifax, Experian, Fair Isaac, IHS Markit, RELX, Thomson Reuters, TransUnion, Verisk and Wolters Kluwer

30

TEN YEARS CoreLogic®

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value (Cont'd)

Senator/Cannae's torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogic shareholders

Senator/Cannae Continue To Make Erroneous Claims...	...While In Fact:
Claim that new directors are needed at CoreLogic *"A Majority of the Board Should Be Replaced to Protect Shareholder Value"* *– Senator/Cannae Presentation (10/21)* *"The long average tenure of the Board undermines its independence"* *– Senator/Cannae Presentation (10/21)*	✓ This is an incredibly strong Board with deep knowledge of the industry and extensive experience evaluating M&A • 9 of 12 directors have financial and/or public company M&A experience, and have collectively executed over $20 billion of public M&A transactions • All 12 directors have real estate, insurance, and/or technology experience • 7 of 12 directors have public company CEO / CFO / COO experience ✓ Our Board has presided over the transformation of CoreLogic into a leading information services company, which has delivered record financial results in 2020 ✓ We have appointed four new independent directors in the last three years • Since our spin-off of First American Financial, our average tenure actually is 6.3 years, much lower than the average tenure of 8.0 years[1] of the S&P 500 ✓ Senator/Cannae published outright falsehoods and mischaracterizations about director tenure, service and compensation. For example: • To pump up their misleading director tenure data, they claim Frank Martell has been a director for 10 years, when in fact he has only been a director since 2017; in fact, Frank has not been at the company for 10 years • In a failed attempt to portray our director compensation as excessive, they publish cumulative pay, when in fact we pay a standard director retainer in line with peers • To inflate their over-boarding claims, they include private company leadership roles and volunteer positions • To try to tarnish our Board's credentials and independence, their summary of key facts about our Board includes numerous inaccuracies, distortions and mischaracterizations
Claim that their nominees have industry experience and are "independent" *"Independent" Nominees Have Relevant and Proven Expertise"* *— Senator/Cannae Presentation (10/21)*	✓ <u>None</u> of their nominees appear to have management, operating or M&A experience in CoreLogic's industry ✓ Ms. Rabin's nomination appears to be a brazen attempt to win Glass Lewis support by nominating their former CEO and current Research Advisory Council member ✓ Several of their nominees have conflicts and issues ranging from • Potential links to or histories of previously working with Senator's Quentin Koffey or Cannae's Bill Foley • Several nominees have been involved with companies subject to serious investigations and litigation on issues ranging from manipulative marketing tactics, deceptive disclosures, and poorly-executed M&A to breach of fiduciary duty, amongst other issues ✓ Above all, <u>they are being nominated by the same party seeking to acquire the Company in a process run by the same nominees</u>

31

1. 2019 Spencer Stuart Board Index

TEN YEARS CoreLogic®

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value (Cont’d) Senator/Cannae’s torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogicshareholders Senator/Cannae Continue To Make Erroneous Claims… …While In Fact: Make False Claims about our governance and process Every step of the way, the Board has been focused on shareholdervalue: “CoreLogic’sBoard Refuses to Engage” — Senator/Cannae Presentation (10/21) “Impedes Shareholders’ Ability to Vote at a Special Meeting” — Senator/Cannae Presentation (10/21) Assert that our adoption of a shareholder rights plan was not in shareholder interests “Adopting a poison pill requiring a lengthy solicitation process” — Senator/Cannae Presentation (10/21) Met with Senator/Cannae and publicly provided projections and information a bidder would require to make a compelling proposal Proactively scheduled this Special Meeting, without requiring them to run a consent solicitation We have shareholder-friendly corporate governance provisions including allowing shareholders to call special meetings and act by written consent We adopted a short-term shareholder rights plan in response to their rapid stealth accumulation to protect against the risk they could take control of the company without paying a takeover premium The Board proactively called the Special Meeting to allow shareholders to consider Senator and Cannae’s proposals so there was no need to engage in a solicitation process. We assume they pursued the solicitation as a public relations move 32

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value (Cont’d) Senator/Cannae’s torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogicshareholders Senator/Cannae Continue To Make Erroneous Claims… …While In Fact: Claim that we were anything but above-board with our calling of the Special Meeting “Publicly announcing the meeting while privately threatening us that the Board can refuse to replace directors and can unilaterally reschedule” — Senator/Cannae Presentation (10/21) We proactively called the Special Meeting and we have publicly committed that the Board would appoint their nominees who receive the requisite vote to fill vacancies on the Board resulting from removals at the Special Meeting We never made such threats or claimed we would reschedule the meeting. We plan on holding the meeting as scheduled 33

The Senator / Cannae Campaign Has Been All About Misinformation and Hostile Tactics, Not Value (Cont’d) Senator/Cannae’s torrent of misinformation obfuscates the facts in an attempt to take value from CoreLogicshareholders Senator/Cannae Continue To Make Erroneous Claims… …While In Fact: Claim that their proposal entails no regulatory risk “Regulatory Certainty: No Overlapping Businesses and Hell or High Water Commitment” — Senator/Cannae Presentation (10/21) Without being prompted by CoreLogic and without an HSR filing by Cannae, the FTC contacted CoreLogic (not the other way around) regarding Senator and Cannae’s proposal. On its own the FTC initiated an investigation into Senator and Cannae’s acquisition proposal and have issued a Civil Investigative Order and subpoena as part of the investigation Senator and Cannae refuse to publicly acknowledge a network of businesses controlled by Bill Foley and Cannae’s management, including Black Knight and FNF, that directly compete with CoreLogic. This web of formal and informal relationships inextricably connects and provides Foley control over Cannae and our close competitors Black Knight and FNF and numerous other businesses We believe that concerns over government objection may be the reason that Cannae has not filed HSR to acquire CoreLogic Regarding the “hell or high water” provision, only Senator and Cannae have expressed this willingness. The Foley network consists of a tangled web of interrelated companies, multiple of whom are direct competitors of CoreLogic; these companies, such as Black Knight and FNF, would also need to agree to accept all necessary antitrust remedies to address FTC concerns and the significant execution risk related to their proposal It is not clear that there is an available antitrust fix to address this problem that would be acceptable to the FTC, Foley and his affiliated entities 34

More Reasons Why You Can’t Trust Senator/Cannae Their materials are replete with half-truths, mischaracterizations and falsehoods in an attempt to distract from their lowball, opportunistic proposal to try to take value from CoreLogic shareholders We engaged financial advisors before they launched the hostile bid – COMPLETE FALSEHOOD We pre-released our 2Q 2020 earnings to get in front of the hostile bid – COMPLETE FALSEHOOD We refused to engage with them before they launched their hostile bid – COMPLETE FALSEHOOD We were not willing to call the Special Meeting – COMPLETE FALSEHOOD Senator/Cannae owned 15% when they made their initial filing – COMPLETE FALSEHOOD Our immaterial, ordinary course issuance of shares to our employee stock purchase plan (consistent with previous quarters) was a tactic to foil the Special Meeting – COMPLETE FALSEHOOD CoreLogic misses expectations – COMPLETE FALSEHOOD(1) With this track record of falsehoods, can you trust ANYTHING Senator/Cannae say? 35 1. We have met or beat our adjusted EBITDA guidance in all 13 quarters in which we have issued it

Reconciliation of Adjusted EBITDA Historical Results ($ in millions, unaudited) Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Net Income/(Loss) from Continuing $ 16.4 $ 42.1 $ 8.7 $ 6.9 $ (7.9) $ (15.6) $ 31.7 $ 25.5 $ 24.3 $ 51.1 $ 102.5 Operations Income Taxes (4.6) 12.8 16.2 5.7 (2.3) (18.3) 11.7 7.2 10.0 19.3 (9.2) Share-based Compensation 8.6 10.9 9.5 7.5 9.7 7.6 8.8 9.2 8.0 13.4 12.5 Non-Operating Losses/(Gains) 0.4 (0.3) (1.4) (16.7) 2.5 18.0 (1.2) 7.4 4.1 (4.4) (35.3) Efficiency Investments and other 0.5 4.7 6.6 9.2 13.0 12.6 6.4 7.5 5.0 5.1 7.7 Transaction Costs 2.0 2.6 2.1 4.6 1.7 1.9 1.7 1.9 2.5 (2.5) 0.8 Unsolicited Proposal Related Costs—36.7 Depreciation and Amortization 43.7 44.7 45.6 47.2 46.4 44.0 42.4 42.3 43.6 43.5 43.6 Impairment Loss 0.0 7.6 47.8 1.2 Interest Expense 17.2 18.8 19.1 19.0 18.7 19.2 19.5 18.7 17.8 17.6 16.9 Amortization of Acquired Software (Equity 0.2 0.2 0.2 0.2 0.1 0.1 0.1 0.1 in earnings of Affliates) Adjusted EBITDA $ 84.4 $ 136.6 $ 106.6 $ 91.1 $ 82.0 $ 117.2 $ 121.0 $ 119.9 $ 115.1 $ 144.3 $ 176.3 36

Reconciliation of Adjusted EPS Historical Results (per share, unaudited) Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Net Income/(Loss) from Continuing $ 0.20 $ 0.51 $ 0.11 $ 0.08 $ (0.10) $ (0.19) $ 0.39 $ 0.32 $ 0.30 $ 0.63 $ 1.26 Operations Share-based Compensation 0.10 0.13 0.12 0.09 0.12 0.09 0.11 0.11 0.10 0.17 0.15 Non-Operating Losses/(Gains) 0.01 (0.02) (0.21) 0.03 0.22 (0.02) 0.09 0.05 (0.06) (0.43) Efficiency Investments and other 0.01 0.06 0.08 0.11 0.16 0.15 0.08 0.09 0.06 0.06 0.10 Transaction Costs 0.02 0.03 0.03 0.06 0.02 0.02 0.02 0.02 0.03 (0.03) 0.01 Unsolicited Proposal Related Costs—0.45 Depreciation and Amortization (1) 0.22 0.23 0.23 0.24 0.24 0.23 0.21 0.21 0.21 0.21 0.22 Amortization of Acquired Software (Equity—in earnings of Affliates) Impairment Loss 0.09 0.59 0.02 Income Tax Effect (0.19) (0.13) (0.06) (0.14) (0.44) (0.08) (0.13) (0.10) (0.08) (0.55) Adjusted EPS $ 0.37 $ 0.83 $ 0.55 $ 0.40 $ 0.33 $ 0.67 $ 0.71 $ 0.71 $ 0.65 $ 0.92 $ 1.21 37 1. Reflects the income tax effect on adjustments and the differential impact on assumed tax rate and effective tax rate

CoreLogic